UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): May 9, 2011
REINSURANCE GROUP OF AMERICA, INCORPORATED
(Exact Name of Registrant as Specified in its Charter)

Missouri (State or other jurisdiction of incorporation)	1-11848 (Commission File Number)	43-1627032 (IRS Employer Identification Number)
1370 Timberlake Manor Parkway
Chesterfield, Missouri 63017
(Address of principal executive offices)
Registrant’s telephone number, including area code: (636) 736-7000
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On May 8, 2011, the Board of Directors of the Company approved an amendment to the Company’s Flexible Stock Plan, as amended (the “Plan”), to delete former Section 11.1, which read as follows:
     “11.1 Replacement. The Committee may permit a Participant to elect to surrender a Benefit in exchange for a new Benefit.”
The amendment approved by the Board also renumbers former Section 11.2 (Tandem Awards) as 11.1 and deletes the reference to replacement awards in the title of Article XI.
The Plan is being amended to address a negative recommendation recently issued by Institutional Shareholder Services (“ISS”) with respect to the proposed amendment to the Plan. For additional information on this matter and the ISS negative recommendation, please see the Schedule 14A filed by the Company with the SEC on May 9, 2011.
A copy of the Plan and all amendments (excluding the proposed amendment) is filed as Exhibit 10.1 hereto.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.
See Exhibit Index.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REINSURANCE GROUP OF AMERICA, INCORPORATED
Date: May 9, 2011	By:	/s/ Todd Larson
Todd Larson
Executive Vice President, Treasurer & Corporate Finance

EXHIBIT INDEX

Exhibit No.	Description
10.1	RGA Flexible Stock Plan as amended and restated effective July 1, 1998, and as further amended by Amendment on March 16, 2000, Second Amendment on May 28, 2003, Third Amendment on May 26, 2004, Fourth Amendment on May 23, 2007, Fifth Amendment on May 21, 2008, and Sixth Amendment on May 8, 2011